PURCHASE AGREEMENT
               Champps Restaurant - Lyndhurst, OH

This AGREEMENT, entered into effective as of the 30 of December, 1998.

l. Parties. Seller is AEI Institutional Net Lease Fund '93 Limited Partnership which presently owns an undivided 4.57256% interest and AEI Income & Growth Fund XX Limited Partnership which presently owns an undivided 90.71346% interest in the fee title to that certain real property legally described in the attached Exhibit "A" (the "Entire Property"). Buyer is Richard W. Anderson and Marilyn R. Anderson, trustees of the Anderson Family Trust, dated April 21, 1988, ("Buyer"). Seller wishes to sell and Buyer wishes to buy a portion as Tenant in Common of Seller's interest in the Entire Property.

2. Property. The Property to be sold to Buyer in this transaction consists of an undivided 9.18047 (Institutional Fund '93 selling 3.68016% and AEI Net Lease Income & Growth Fund XX selling 5.50031%) percentage interest (hereinafter, simply the "Property") as Tenant in Common in the Entire Property.

3.  Purchase  Price  .  The purchase price  for  this  percentage interest  in the Entire Property is $327,500 all cash.  ($131,284 payable  to Institutional Fund '93 and $196,216 payable  to  Fund
XX)

4. Terms. The purchase price for the Property will be paid by Buyer as follows:

     (a) When this agreement is executed, Buyer will pay $5,000 to Seller (which shall be deposited into escrow according to the terms hereof) (the "First Payment"). The First Payment will be credited against the purchase price when and if escrow closes and the sale is completed.

     (b) Buyer will deposit the balance of the purchase price, $322,500 (the "Second Payment") into escrow in sufficient time to allow escrow to close on the closing date.

5.  Closing  Date.  Escrow shall close on or before  January  27,
1998.

6. Due Diligence. Buyer will have until the expiration of the fifth business day (The "Review Period") after delivery of each of following items, to be supplied by Seller, to conduct all of its inspections and due diligence and satisfy itself regarding each item, the Property, and this transaction. Buyer agrees to indemnify and hold Seller harmless for any loss or damage to the Entire Property or persons caused by Buyer or its agents arising out of such physical inspections of the Entire Property.

     (a) The original and one copy of a title insurance commitment for an Owner's Title insurance policy (see paragraph 8 below).

     (b) Copies of a Certificate of Occupancy or other such document certifying completion and granting permission to permanently occupy the improvements on the Entire Property as are in Seller's possession.

     (c) Copies of an "as built" survey of the Entire Property done concurrent with Seller's acquisition of the Property.

     (d) Lease (as further set forth in paragraph 11(a) below) of the Entire Property showing occupancy date, lease expiration date, rent, and Guarantys, if any, accompanied by such tenant financial statements as



     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH



     may have been provided most recently to Seller by the Tenant and/or Guarantors.

     It is a contingency upon Seller's obligations hereunder that two (2) copies of Co-Tenancy Agreement in the form attached hereto duly executed by Buyer and Seller and dated on escrow closing date be delivered to the Seller on the closing date.

      Buyer may cancel this agreement for ANY REASON in its sole discretion by delivering a cancellation notice, return receipt requested, to Seller and escrow holder before the expiration of the Review Period. Such notice shall be deemed effective only upon receipt by Seller. If this Agreement is not cancelled as set forth above, the First Payment shall be non-refundable unless Seller shall default hereunder.

      If Buyer cancels this Agreement as permitted under this Section, except for any escrow cancellation fees and any liabilities under sections 15(a) of this agreement (which will survive), Buyer (after execution of such documents reasonably requested by Seller to evidence the termination hereof) shall be returned its First Payment, and Buyer will have absolutely no rights, claims or interest of any type in connection with the Property or this transaction, regardless of any alleged conduct by Seller or anyone else.

      Unless this Agreement is canceled by Buyer pursuant to the terms hereof, if Buyer fails to make the Second Payment, Seller shall be entitled to retain the First Payment and Buyer irrevocably will be deemed to be in default under this Agreement. Seller may, at its option, retain the First Payment and declare this Agreement null and void, in which event Buyer will be deemed to have canceled this Agreement and relinquish all rights in and to the Property or Seller may exercise its rights under Section 14 hereof. If this Agreement is not canceled and the Second Payment is made when required, all of Buyer's conditions and contingencies will be deemed satisfied.

7. Escrow. Escrow shall be opened by Seller and funds deposited in escrow upon acceptance of this agreement by both parties. The escrow holder will be a nationally-recognized escrow company selected by Seller. A copy of this Agreement will be delivered to the escrow holder and will serve as escrow instructions together with the escrow holder's standard instructions and any additional instructions required by the escrow holder to clarify its rights and duties (and the parties agree to sign these additional instructions). If there is any conflict between these other instructions and this Agreement, this Agreement will control.

8. Title. Closing will be conditioned on the agreement of a title company selected by Seller to issue an Owner's policy of title insurance, dated as of the close of escrow, in an amount equal to the purchase price, insuring that Buyer will own insurable title to the Property subject only to: the title company's standard exceptions; current real property taxes and assessments; survey exceptions; the rights of parties in possession pursuant to the lease defined in paragraph 11 below; and other items of record disclosed to Buyer during the Review Period.

      Buyer shall be allowed five (5) days after receipt of said commitment for examination and the making of any objections to marketability thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed eighty (80) days to make such title marketable or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to make title marketable, or is unable to make title marketable or obtain insurable title, (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof) Buyer's First Payment shall be returned and this Agreement shall be null and void and of no further force and effect.



     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH



     Pending correction of title, the payments hereunder required shall be postponed, but upon correction of title and within ten
(10) days after written notice of correction to the Buyer, the parties shall perform this Agreement according to its terms.

     9. Closing Costs. Seller will pay one-half of escrow fees, the cost of the title commitment and any brokerage commissions payable. The Buyer will pay the cost of issuing a Standard Owners Title Insurance Policy in the full amount of the purchase price, if Buyer shall decide to purchase the same. Buyer will pay all recording fees, one-half of the escrow fees, and the cost of an update to the Survey in Sellers possession (if an update is required by Buyer.) Each party will pay its own attorney's fees and costs to document and close this transaction.

     10.  Real Estate Taxes, Special Assessments and Prorations.

     (a)  Because the Entire Property (of which the Property is a part) is subject to a triple net lease (as further set forth in paragraph 11(a)(i), the parties acknowledge that there shall be no need for a real estate tax proration. However, Seller represents that to the best of its knowledge, all real estate taxes and installments of special assessments due and payable in all years prior to the year of Closing have been paid in full. Unpaid real estate taxes and unpaid levied and pending special assessments existing on the date of Closing shall be the responsibility of Buyer and Seller in proportion to their respective Tenant in Common interests, pro-rated, however, to the date of closing for the period prior to closing, which shall be the responsibility of Seller if Tenant shall not pay the same. Seller and Buyer shall likewise pay all taxes due and payable in the year after Closing and any unpaid installments of special assessments payable therewith and thereafter, if such unpaid levied and pending special assessments and real estate taxes are not paid by any tenant of the Entire Property.

     (b) All income and all operating expenses from the Entire Property shall be prorated between the parties and adjusted by them as of the date of Closing. Seller shall be entitled to all income earned and shall be responsible for all expenses incurred prior to the date of Closing, and Buyer shall be entitled to its proportionate share of all income earned and shall be responsible for its proportionate share of all operating expenses of the Entire Property incurred on and after the date of closing.

11.  Seller's Representation and Agreements.

     (a)  Seller represents and warrants as of this date that:

     (i) Except for the lease in existence between AEI Net Lease Income & Growth Fund XX Limited Partnership, AEI Institutional Net Lease Fund '93 Limited Partnership and Robert P. Johnson, Individually and Americana Dining Corporation, dated April 10, 1996, Seller is not aware of any leases of the Property. The above referenced lease agreement has a first right of refusal in favor of the Tenant as set forth in Article 34 of said lease agreement, which right shall apply to any attempted disposition of the Property by Buyer after this transaction. Buyer's purchase of the Property is subject to receipt by Seller of a waiver of first right of refusal from Tenant, said waiver to be signed by Tenant and received by Seller prior to close of escrow. If Seller cannot obtain such waiver, the First Payment shall be returned to Buyer and this Agreement shall become null and void.

     (ii)   It  is  not  aware  of  any  pending  litigation   or
     condemnation proceedings against the Property or Seller's interest in the Property.

     (iii) Except as previously disclosed to Buyer and as set forth in paragraph (b) below, Seller is not aware of any contracts Seller has executed that would be binding on Buyer after the closing date.


     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH





     (b) Provided that Buyer performs its obligations when required, Seller agrees that it will not enter into any new contracts that would materially affect the Property and be binding on Buyer after the Closing Date without Buyer's prior consent, which will not be unreasonably withheld. However, Buyer acknowledges that Seller retains the right both prior to and after the Closing Date to freely transfer all or a portion of Seller's remaining undivided interest in the Entire Property, provided such sale shall not encumber the Property being purchased by Buyer in violation of the terms hereof or the contemplated Co-Tenancy Agreement.

12.  Disclosures.

     (a) To the best of Seller's knowledge: there are now, and at the Closing there will be, no material, physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating, electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental , zoning and land use laws, ordinances, regulations and requirements.

     (b) To the best of Seller's knowledge: the use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, zoning, and land use laws, and other applicable local, state and federal laws, ordinances, regulations and requirements.

     (c) Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent Buyer from using and operating the Property after the Closing in the manner in which the Property has been used and operated prior to the date of this Agreement.

     (d) To the best of Seller's knowledge: the Property is not, and as of the Closing will not be, in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and groundwater conditions. To the best of Seller's knowledge: there is no proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to other property. Buyer agrees that Seller will have no liability of any type to Buyer or Buyer's successors, assigns, or affiliates in connection with any Hazardous Materials on or in connection with the Property either before or after the Closing Date, except such Hazardous Materials on or in connection with the Property arising out of Seller's gross negligence or intentional misconduct.

     (e) Buyer agrees that it shall be purchasing the Property in its then present condition, as is, where is, and Seller has no obligations to construct or repair any improvements thereon or to perform any other act regarding the Property, except as expressly provided herein.

     (f) Buyer acknowledges that, having been given the opportunity to inspect the Property and such financial information on the Lessee and Guarantors of the Lease as Buyer or its advisors shall request, Buyer is relying solely on its own investigation of the Property and not on any information provided by Seller or to be provided except as set forth herein. Buyer further acknowledges that the information provided and to be provided by Seller with respect to the Property and to the Lessee and Guarantors of Lease was obtained from a variety of sources and Seller neither (a) has made independent investigation or verification of such


     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH




     information, or (b) makes any representations as to the accuracy or completeness of such information. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified herein, Seller makes no Warranty or representation, Express or Implied, or arising by operation of law, including, but not limited to, any warranty or condition, habitability, tenantability, suitability for commercial purposes, merchantability, or fitness for a particular purpose, in respect of the Property.

     The provisions (d) - (f) above shall survive closing.

13.  Closing.

     (a) Before the closing date, Seller will deposit into escrow an executed limited warranty deed conveying insurable title of the Property to Buyer, subject to the encumbrances contained in paragraph 8 above.

     (b) On or before the closing date, Buyer will deposit into escrow: the balance of the purchase price when required under Section 4; any additional funds required of Buyer, (pursuant to this agreement or any other agreement executed by Buyer) to close escrow. Both parties will sign and deliver to the escrow holder any other documents reasonably required by the escrow holder to close escrow.

     (c) On the closing date, if escrow is in a position to close, the escrow holder will: record the deed in the official records of the county where the Property is located; cause the title company to commit to issue the title policy; immediately deliver to Seller the portion of the purchase price deposited into escrow by cashier's check or wire transfer (less debits and prorations, if any); deliver to Seller and Buyer a signed counterpart of the escrow holder's certified closing statement and take all other actions necessary to close escrow.

14. Defaults. If Buyer defaults, Buyer will forfeit all rights and claims and Seller will be relieved of all obligations and will be entitled to retain all monies heretofore paid by the Buyer. In addition, Seller shall retain all remedies available to Seller at law or in equity.

     If Seller shall default, Buyer irrevocably waives any rights to file a lis pendens, a specific performance action or any other claim, action or proceeding of any type in connection with the Property or this or any other transaction involving the Property, and will not do anything to affect title to the Property or hinder, delay or prevent any other sale, lease or other transaction involving the Property (any and all of which will be null and void), unless: it has paid the First Payment, deposited the balance of the Second Payment for the purchase price into escrow, performed all of its other obligations and satisfied all conditions under this Agreement, and unconditionally notified Seller that it stands ready to tender full performance, purchase the Property and close escrow as per this Agreement, regardless of any alleged default or misconduct by Seller. Provided, however, that in no event shall Seller be liable for any actual, punitive, consequential or speculative damages arising out of any default by Seller hereunder.

15.  Buyer's Representations and Warranties.

     a.  Buyer represents and warrants to Seller as follows:

     (i) In addition to the acts and deeds recited herein and contemplated to be performed, executed, and delivered by Buyer, Buyer shall perform, execute and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, deeds and assurances as Seller or the Title Company may require and be reasonable in order to consummate the transactions contemplated herein.


     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH




     (ii) Buyer has all requisite power and authority to consummate the transaction contemplated by this Agreement and has by proper proceedings duly authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     (iii) To Buyer's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate or be in conflict with (a) any applicable provisions of law, (b) any order of any court or other agency of government having jurisdiction hereof, or (c) any agreement or instrument to which Buyer is a party or by which Buyer is bound.

16.  Damages, Destruction and Eminent Domain.

     (a) If, prior to closing, the Property or any part thereof should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement to the extent that the cost of repair exceeds $10,000.00, this Agreement shall become null and void, at Buyer's option exercised, if at all, by written notice to Seller within ten (10) days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (i) all contingencies set forth in Paragraph 6 hereof have been satisfied, or waived; and (ii) any ten-day period provided for above in this Subparagraph 16a for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to all insurance proceeds (pro-rata in relation to the Entire Property) resulting from said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of any Tenant of the Entire Property.

     If the cost of repair is less than $10,000.00, Buyer shall be obligated to otherwise perform hereinunder with no adjustment to the Purchase Price, reduction or abatement, and Seller shall assign Seller's right, title and interest in and to all insurance proceeds pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

     (b) If, prior to closing, the Property, or any part thereof, is taken by eminent domain, this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the purchase price, and Seller shall assign to Buyer the Seller's right, title, and interest in and to any award made, or to be made, in the condemnation proceeding pro-rata in relation to the Entire Property, subject to rights of any Tenant of the Entire Property.

      In the event that this Agreement is terminated by Buyer as provided above in Subparagraph 16a or 16b, the First Payment shall be immediately returned to Buyer (after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof).

17.  Buyer's 1031 Tax Free Exchange.

      While Seller acknowledges that Buyer is purchasing the Property as "replacement property" to accomplish a tax free exchange, Buyer acknowledges that Seller has made no representations, warranties, or agreements to Buyer or Buyer's agents that the transaction contemplated by the Agreement will qualify for such tax treatment, nor has there been any reliance thereon by Buyer respecting the legal or tax implications of the transactions contemplated hereby. Buyer further represents that it has sought and obtained such third


     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH





party advice and counsel as it deems necessary in regards to the tax implications of this transaction.

      Buyer wishes to novate/assign the ownership rights and interest of this Purchase Agreement to Security Trust which will act as Accommodator to perfect the 1031 exchange by preparing an agreement of exchange of Real Property whereby Security Trust will be an independent third party purchasing the ownership interest in subject property from Seller and selling the ownership interest in subject property to Buyer under the same terms and conditions as documented in this Purchase Agreement. Buyer asks the Seller, and Seller agrees to cooperate in the perfection of such an exchange if at no additional cost or expense to Seller or delay in time. Buyer hereby indemnifies and holds Seller harmless from any claims and/or actions resulting from said exchange. Pursuant to the direction of Security Trust, Seller will deed the property to Buyer.

18.  Cancellation

     If any party elects to cancel this Contract because of any breach by another party or because escrow fails to close by the agreed date, the party electing to cancel shall deliver to escrow agent a notice containing the address of the party in breach and stating that this Contract shall be cancelled unless the breach is cured within 13 days following the delivery of the notice to the escrow agent. Within three days after receipt of such notice, the escrow agent shall send it by United States Mail to the party in breach at the address contained in the Notice and no further notice shall be required. If the breach is not cured within the 13 days following the delivery of the notice to the escrow agent, this Contract shall be cancelled.

19.  Miscellaneous.

     (a) This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in writing and signed by the waiving party. Time is of the essence. This Agreement will not be construed for or against a party whether or not that party has drafted this Agreement. If there is any action or proceeding between the parties relating to this Agreement the prevailing party will be entitled to recover attorney's fees and costs. This is an integrated agreement containing all agreements of the parties about the Property and the other matters described, and it supersedes any other agreements or understandings. Exhibits attached to this Agreement are incorporated into this Agreement.

     (b) If this escrow has not closed by January 27, 1998, through no fault of Seller, Seller may either, at its election, extend the closing date or exercise any remedy available to it by law, including terminating this Agreement.

     (c) Funds to be deposited or paid by Buyer must be good and clear funds in the form of cash, cashier's checks or wire transfers.

     (d) All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing overnight delivery to the party at his or its address set forth below, or to such other address as such party may hereafter designate by written notice to the other party.

     If to Seller:

        AEI Institutional Net Lease Fund '93 Limited Partnership
        1300 Minnesota World Trade Center
        30 E. 7th Street
        St. Paul, MN  55101




     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH

     and:
          AEI Net Lease Income & Growth Fund XX Limited Partnership 1300 Minnesota World Trade Center
          30 E. 7th Street
          St. Paul, MN  55101

     If to Buyer:

          Richard and Marilyn Anderson
          1863 Highway 3
          Cherokee, IA  51012

      When accepted, this offer will be a binding agreement for valid and sufficient consideration which will bind and benefit Buyer, Seller and their respective successors and assigns. Buyer is submitting this offer by signing a copy of this offer and delivering it to Seller. Seller has five (5) business days from receipt within which to accept this offer.

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement effective as of the day and year above first written.

BUYER:    RICHARD W. ANDERSON AND MARILYN R. ANDERSON,  TRUSTEES
          OF  THE ANDERSON FAMILY TRUST

          By: /s/ Richard W Anderson
                  Richard W. Anderson, Trustee

          WITNESS:

          /s/ Randy M Long

          Randy M Long
          (Print Name)

          WITNESS:

          /s/ Kirsten L Goehring

          Kirsten L Goehring
          (Print Name)

          By: /s/ Marilyn R Anderson
                  Marilyn R. Anderson, Trustee

          WITNESS:

          /s/ Randy M Long

          Randy M Long
          (Print Name)

          WITNESS:

          /s/ Kirsten L Goehring

          Kirsten L Goehring
          (Print Name)


     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH



SELLER  AEI INSTITUTIONAL NET LEASE FUND '93 LIMITED PARTNERSHIP

        By:  AEI  Fund Management XVIII, Inc., its  corporate
             general partner


        By: /s/ Robert P Johnson
                Robert P. Johnson, President

          WITNESS:

          /s/ Laura M Steidl

          Laura M Steidl
          (Print Name)

          WITNESS:

          /s/ Kelly Kae Schueller

          Kelly Kae Schueller
          (Print Name)

AND:

          AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP

          By:  AEI  Fund  Management XX,  Inc.,  its  corporate
               general partner


          By: /s/ Robert P Johnson
                  Robert P. Johnson, President

          WITNESS:

          /s/ Laura M Steidl

          Laura M Steidl
          (Print Name)

          WITNESS:

          /s/ Kelly Kae Schueller

          Kelly Kae Schueller
          (Print Name)




     Buyer Initial: /s/ RWA /s/ MRA
     Purchase Agreement for Champps-Lyndhurst, OH








                         Exhibit A, page 1 of 4


Parcel No. 1 (fee)

Situated in the City of Lyndhurst, County of Cuyahoga and State of Ohio, and know as being part Original Mayfield Township Lot
Nos. 29 and 30, further bounded and described as follows:

Beginning at a point being the intersection of the centerline of Cedar Road (60 feet wide) and the centerline of Landerbrook Drive
(60 feet wide),

thence along the centerline of Landerbrook Drive North 00 deg. 17 min. 45 sec. West, 599.77 feet to a point of curvature therein, thence along the arc of a curve deflecting to the right having a radius of 178.83 feet, a chord bearing North 31 deg. 22 min. 40 sec. East, 187.80 feet an arc distance of 197.72 feet to a point of tangency in said centerline of Landerbrook Drive, thence North 63 deg. 03 min. 06 sec. East, 117.29 feet along the centerline of Landerbrook Drive to a point, thence North 26 deg. 56 min. 54 sec. West, 330.89 feet to a point, said point being the Southeast corner of the City of Lyndhurst and the City of Mayfield Heights and the principal point of beginning of the parcel herein described,

Course No. 1: thence North 26 deg. 56 min. 54 sec. West, along the Easterly corporation line of the City of Lyndhurst, 384.51 feet to a point on the Southerly limited access right-of-way line of Interstate 271, Course No. 2: thence South 59 deg. 21 min. 11 sec. West along the Southerly limited access right-of-way line of Interstate 271, 198.18 feet to a point,

Course No. 3: thence South 14 deg. 10 min. 52 sec. East, 381.15 feet to a point on the Southerly corporation line of the City of Lyndhurst, Course No. 4: thence North 63 deg. 03 min. 06 sec. East, along the Southerly corporation line of the City of Lyndhurst, 282.00 feet to the principal point of beginning and containing 2.0756 acres of land be the same more or less, but subject to all legal highways and easements of record. Bearings cited within the above description are to an assumed meridian and indicate angles only.

Parcel No. 2 (Easement for general ingress and egress, parking and utilities)

Situated in the City of Mayfield Heights, County of Cuyahoga and
State of Ohio, and known as being part of Original Mayfield
Township Lot Nos. 29 and 30, Tract No. 3 bounded and described as follows:

Beginning at the centerline intersection of Cedar Road and Landerbrook Drive (50 feet wide),

thence along the centerline of Landerbrook Drive as recorded in Volume 244, Page 21 of Cuyahoga County Map Records, North 00 degrees 17 minutes 45 seconds West, 385.39 feet to a point, thence North 89 degrees 51 minutes 07 seconds West, 30.00 feet to the Westerly right of way line of said Landerbrook Drive and the principal point of beginning of the parcel herein described,

Course No. 1 - Thence North 89 degrees 51 minutes 07 seconds
West, 445.35 feet to the Easterly line of land as conveyed to Georgetown of Lyndhurst Condominium in Volume 41, Page 14 of
Cuyahoga County Map Records,




                              Exhibit A, page 2 of 4

Course No. 2 - Thence North 00 degrees 45 minutes 30 seconds East
456.96 feet along said Easterly line  of Georgetown of Lyndhurst
Condominium to a point,

Course No. 3 - Thence North 63 degrees 03 minutes 06 seconds
East, 584.04 feet to a point,

Course No. 4 - Thence North 26 degrees 56 minutes 54 seconds
West, 50.00 feet to a point,

Course No. 5 - Thence North 63 degrees 03 minutes 06 seconds
East, 272.40 feet to a point

Course No. 6 - Thence South 26 degrees 56 minutes 54 seconds
East, 191.89 feet to a point,

Course No. 7 - Thence South 18 degrees 03 minutes 06 seconds
West, 82.02 feet to a point,

Course No. 8 - Thence South 26 degrees 56 minutes 54 seconds
East, 101.00 feet to a point,

Course No. 9 - Thence South 63 degrees 03 minutes 06 seconds
West, 331.70 feet to a point,

Course No. 10- Thence along the arc of a curve deflecting to the left 230.89 feet, said curve having a radius of 208.83 feet and a chord bearing South 31 degrees 22 minutes 40 seconds West, 219.31 feet along said Westerly right-of-way line to a point of tangency,

Course No. 11- Thence continuing along said Westerly right-of-way line South 00 degrees 17 minutes 45 seconds East, 214.15 feet to the principal point of beginning and containing 9.008 acres of land more or less, but subject to all legal highways and easements of record.

Parcel No. 3: (Easement for general ingress and egress, parking and utilities)

Situated in the City of Mayfield Heights, County of Cuyahoga and
State of Ohio and known as being part of Original Mayfield
Township Lot Nos. 29 and 30, Tract No. 3 bounded and described as follows:

Beginning at the centerline intersection of Cedar Road and Landerbrook Drive (60 feet wide),

thence along the centerline of Landerbrook Drive as recorded in Volume 244, Page 21 of Cuyahoga County Map Records, North 00 deg.
17 min. 45 sec. West, 599.77 feet to a point,

thence South 89 deg. 42 min. 15 sec. West, 30.00 feet to the Westerly right of way line of said Landerbrook Drive, thence along the arc of a curve deflecting to the right 230.89 feet, said curve having a radius of 208.83 feet, a chord bearing North 31 deg. 22 min. 40 sec. East, 219.31 feet to a point of tangency, thence North 63 deg. 03 min. 06 sec. East, 331.70 feet to a point being the principal point of beginning of the parcel herein described,

Course No. 1: thence North 26 deg. 56 min. 54 sec. West 101.00 feet to a point,

Course No. 2: thence North 18 deg. 03 min. 06 sec. East, 82.02 feet to a point,

Course No. 3: thence North 26 deg. 56 min. 54 sec. West, 191.89 feet to a point,

Course No. 4: thence South 63. deg 03. min. 06 sec. West, 272.40 feet to a point,

Course No. 5: thence North 26 deg. 56 min. 54 sec. West 334.51 feet to the Southerly right of way of Interstate Route 271,

Course No. 6: thence North 59 deg. 21 min. 11 sec. East, 71.30 feet along said right of way of Interstate Route 271 to a point,


                         Exhibit A 3 of 4

Course No. 7: thence North 63 deg. 03 min. 06 sec. East, 443.25 feet along said right of way of Interstate Route 271 to a point,

Course No. 8: thence South 26 deg. 56 min. 54 sec. East, 690.00 feet to the Northerly right of way of said Landerbrook Drive to a point,

Course No. 9:  thence South 63 deg. 03 min. 06 sec. West, 300.00 feet to the principal point of beginning and containing 6.123 acres of land more or less, but subject to all legal highways and easements of record.

Parcel No. 4 (Utility and Ingress-Egress Easement)


Situated in the City of Mayfield Heights and partly in the City of Lyndhurst, County of Cuyahoga and State of Ohio, and known as being part of Original Mayfield Township Lot Nos. 29 and 30,
Tract 3 bounded and described as follows:

Beginning at the intersection of the centerlines of Cedar Road and Landerbrook Drive (60 feet wide),

thence along the centerline of Landerbrook Drive as recorded in Volume 235, Page 37 of Cuyahoga County Map Records, North 0 degrees 17 minutes 45 seconds West, 599.77 feet to a point, thence North 89 degrees 42 minutes 15 seconds West, 30.00 feet to a point in the curved Northwesterly sideline of Landerbrook Drive, thence along the arc of said Northwesterly sideline deflecting to the right having a radius of 208.83 feet, a chord bearing North
31 degrees 22 minutes 40 seconds East, 219.31 feet an arc distance of 230.89 feet to a point of tangency therein,

thence North 63 degrees 03 minutes 06 seconds East, along the Northwesterly sideline of Landerbrook Drive, 30.15 feet to the principal point of beginning of the Utility and Ingress-Egress
Easement herein

described

Course No. 1 - Thence North 7 degrees 35 minutes 03 seconds East,
100.77 feet to a point,

Course No. 2 - Thence North 26 degrees 56 minutes 54 seconds
West, 134.86 feet to a point,

Course No. 3 - Thence North 71 degrees 56 minutes 54 seconds
West, 115.17 feet to a point,

Course No. 4 - Thence North 26 degrees 56 minutes 54 seconds
West, 48.61 feet to a point,

Course No. 5 - Thence North 18 degrees 03 minutes 06 seconds
East, 133.16 feet to a point,

Course No. 6 - Thence North 63 degrees 03 minutes 06 seconds East
42.08 feet to a point,

Course No. 7 - Thence South 26 degrees 56 minutes 54 seconds
East, 11.21 feet to a point,

Course No. 8 - Thence South 71 degrees 56 minutes s54 seconds
East 104.42 feet to a point,

Course No. 9 - Thence South 26 degrees 56 minutes 54 seconds
East, 6.14 feet to a point,

Course No. 10- Thence North 63 degrees 03 minutes 06 seconds
East, 150.30 feet to a point,

Course No. 11- Thence North 26 degrees 56 minutes 54 seconds
West, 125.08 feet to a point,

Course No. 12- Thence North 43 degrees 07 minutes 26 seconds
West, 222.85 feet to a point in the Southeasterly Limited Access
Right-of-Way of Interstate 271,

Course No. 13- Thence North 63 degrees 03 minutes 06 seconds
East, along




                              Exhibit A, page 4 of 4

the Southeasterly Limited Access Right-of-Way of Interstate 271, a distance of 41.65 feet to a point,

Course No. 14- Thence South 43 degrees 07 minutes 26 seconds
East, 193.47 feet to a point,

Course No. 15- Thence South 26 degrees 56 minutes 54 seconds
East, 504.28 feet to a point,

Course No. 16- Thence South 63 degrees 03 minutes 06 seconds
West, along the Northwesterly sideline of Landerbrook Drive,
50.00 feet to a point,

Course No. 17- Thence North 26 degrees 56 minutes 54 seconds
East, 310.89 feet to a point,

Course No. 18- Thence South 63 degrees 03 minutes 06 seconds
West, 112.31 feet to a point,

Course No. 19- Thence South 18 degrees 03 minutes 06 seconds
West, 127.40 feet to a point,

Course No. 20- Thence South 26 degrees 56 minutes 54 seconds
East, 220.80 feet to a point in the Northwesterly sideline of Landerbrook Drive,

Course No. 21- Thence South 63 degrees 03 minutes 06 seconds West, along the Northwesterly sideline of Landerbrook Drive
117.13 feet to the principal point of beginning and containing
1.947 acres of land be the same more or less, but subject to all legal highways and easements of record.


Parcel No. 5 (Easement Estate)

Easement Rights created, defined and described in the Reciprocal Easement Agreement dated as of June 27, 1995, filed for record July 5, 1995 at 2:34 P.M., and recorded in Volume 95-05300, Page 16, as amended in the First Amendment to Reciprocal Easement Agreement dated as March 26, 1996, filed for record April 10, 1996 at 3:42 P.M., and recorded in Volume 96-03123, Page 33 of Cuyahoga County Records.